UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑2

ACTIVE POWER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary proxy materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ACTIVE POWER, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 24, 2015

TO THE STOCKHOLDERS OF ACTIVE POWER, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Active Power, Inc., a Delaware corporation, will be held on Friday, April 24, 2015, at 8:00 a.m. Central Time, at our principal executive offices, located at 2128 W. Braker Lane, BK 12, Austin, Texas 78758, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.           To elect three Class III Directors to serve until our 2018 Annual Meeting of Stockholders, and one Class II Director to serve until our 2017 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

2.           To hold a non-binding advisory vote to approve our executive compensation.

3.           To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

4.           To approve the amendment and restatement of our 2010 Equity Incentive Plan and the material terms of the performance goals thereunder.

5.           To amend our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to declassify our Board of Directors and provide for the annual election of directors beginning with our 2016 Annual Meeting of Stockholders.

6.           To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on March 2, 2015 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the proxy in the envelope enclosed for your convenience, or vote your shares by telephone or by the Internet as promptly as possible. Telephone and Internet voting instructions can be found on the attached proxy. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

/s/ James A. Powers
James A. Powers
Chief Financial Officer and
Vice President of Finance

Austin, Texas
March ___, 2015

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY TELEPHONE, BY THE INTERNET OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2015

Our financial and other information is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2014. Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2015 Annual Report to Stockholders, including our Form 10‑K for the year ended December 31, 2014, are available on our website at www.activepower.com.

ACTIVE POWER, INC.
2128 W. Braker Lane, BK 12
Austin, Texas 78758

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 24, 2015

General

The enclosed proxy is solicited on behalf of the Board of Directors of Active Power, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 24, 2015 (“Annual Meeting”). The Annual Meeting will be held at 8:00 a.m. Central Time at our principal executive offices, located at 2128 W. Braker Lane, BK 12 Austin, Texas 78758. These proxy solicitation materials were mailed on or about March ___, 2015, to all stockholders entitled to vote at our Annual Meeting.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On March 2, 2015, the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, there were [--] shares of our common stock outstanding and no shares of our preferred stock were outstanding.

Each stockholder is entitled to one vote for each share of common stock held by such stockholder on March 2, 2015. The presence, in person or by proxy, of the holders of a majority of our shares entitled to vote is necessary to constitute a quorum at this Annual Meeting. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” and “WITHHELD” are also treated as votes cast (“Votes Cast”) with respect to a matter. Abstentions generally will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal, except with respect to the amendment of our certificate of incorporation, where abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. At this Annual Meeting, brokers will only be permitted to vote on the ratification of the appointment of Grant Thornton LLP without the written instruction of the beneficial owner.

The vote of a plurality of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors is necessary for the election of a director. Thus, the nominees receiving the greatest number of votes at the Annual Meeting will be elected to our Board of Directors (“Board”), even if the nominee receives votes from less than a majority of the Votes Cast. Stockholders may not cumulate votes in the election of directors. The proposals regarding the non-binding advisory vote on executive compensation, the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and the amendment and restatement of our Amended and Restated 2010 Equity Incentive Plan each require the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting. Proposal Five regarding the amendment to our certificate of incorporation to declassify our Board of Directors requires the affirmative vote of the holders of at least two-thirds of the shares of common stock issued and outstanding on the record date.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Proxies

If the enclosed form of proxy is properly signed and returned or if you properly follow the instructions for telephone or Internet voting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by our Board, FOR the approval of Proposal Two, FOR the approval of Proposal Three, FOR the approval of Proposal Four, and FOR the approval of Proposal Five, each as described in this Notice of Annual Meeting and proxy statement. You may revoke or change your proxy at any time before the Annual Meeting by filing with our Corporate Secretary at our principal executive offices at 2128 W. Braker Lane, Austin, Texas 78758, BK 12, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, email or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We have also retained Alliance Advisors to assist in soliciting proxies for a fee of approximately $10,000, plus costs and expenses.

If you have additional questions, need assistance in submitting your proxy or voting your shares of our common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Alliance Advisors LLC.

Alliance Advisors LLC
200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003
855-928-4492

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of either document to any stockholder who contacts our investor relations department at (512) 836-6464 or by mail addressed to Investor Relations, c/o Active Power, Inc., 2128 W. Braker Lane, BK 12, Austin, TX 78758, requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or our investor relations department to request mailing of a single copy of the proxy statement and annual report.

Deadline for Receipt of Stockholder Proposals

Any qualified stockholder proposals (including proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Exchange Act”) and any notice on Schedule 14N) to be presented at our 2016 Annual Meeting of Stockholders and in our proxy statement and form of proxy relating to that meeting must be received by us at our principal executive offices located at 2128 West Braker Lane, BK 12, Austin, TX 78758, addressed to our Corporate Secretary. In accordance with Regulation 14A and our Amended and Restated Bylaws (“Bylaws”), such proposals must be received by the Company not later than November ___, 2015, the date which is 120 days prior to March ___, 2016. With respect to any stockholder proposal not submitted pursuant to Rule 14a-8 and unless notice is received by us in the manner specified in the previous sentence, the proxy holders shall have discretionary authority to vote on any such proposal presented at our 2016 Annual Meeting of Stockholders. All proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS

Composition of the Board

Our Board currently consists of seven directors. The Board, in accordance with our Certificate of Incorporation, is currently divided into three classes, with Class I having two directors, Class II having one director and Class III having four directors. The terms of each class expire at successive annual meetings so that stockholders elect one class of directors at each annual meeting. The current composition of the Board is:

Class I Directors (serving until the 2016 Annual Meeting)	Stephen J. Clearman T. Patrick Kelly

Class II Director (serving until the 2017 Annual Meeting)	Mark A. Ascolese

Class III Directors (terms expiring at this Annual Meeting)	Ake Almgren James E. J. deVenny III Robert S. Greenberg Peter Gross

The election of three Class III Directors and one additional Class II Director will be considered at the Annual Meeting. At its meeting on February 13, 2015, the Board approved the recommendation of the Nominating and Corporate Governance Committee that:

•	the Board be expanded to seven directors, and
•	that Mr. Peter Gross be appointed as a Class III Director to fill the vacancy created as a result of the expansion of the Board to seven directors, and
•	that Mr. James E. J. deVenny III, Mr. Robert S. Greenberg and Mr. Peter Gross each be nominated for election as Class III Directors for a three-year term, and
•	that Mr. Ake Almgren be nominated for election as a Class II Director for a two-year term.

Mr. Peter Gross was recommended to the Nominating and Corporate Governance Committee by our Chief Executive Officer. The election of Mr. Almgren as a Class II Director will more evenly balance the three classes of directors so that each class will consist of either two or three directors. If elected at the Annual Meeting, the Class III Director nominees will serve until our 2018 Annual Meeting and the Class II Director nominee will serve until our 2017 Annual Meeting, or until their successors are duly elected and qualified in accordance with our Bylaws. However, if Proposal Five is approved at this Annual Meeting, the Board will no longer be divided into three classes and all of our directors will serve one-year terms expiring at the 2016 Annual Meeting, or until their successors are duly elected and qualified.

If a nominee should become unable to accept election, the persons named on the proxy card as proxies may vote for or other person selected by the Board or the named proxies. Management has no reason to believe that any nominee for election named below will be unable to serve. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

The vote of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors is necessary for the election of a director. The nominees receiving the greatest number of votes will be elected to our Board, even if the nominee receives votes from less than a majority of the Votes Cast. Stockholders may not cumulate votes in the election of directors. Broker non-votes will not be counted and will have no effect.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOUR DIRECTOR NOMINEES LISTED BELOW.

Nominees for Election as Class III Directors with Terms Expiring at the 2018 Annual Meeting of Stockholders

Name	Age	Current Position	Proposed Class of Director
James E. J. deVenny III	67	Director	Class III

Robert S. Greenberg	61	Director	Class III

Peter Gross	64	Director	Class III

Nominee for Election as a Class II Director with a Term Expiring at the 2017 Annual Meeting of Stockholders

Name	Age	Current Position	Proposed Class of Director
Ake Almgren	68	Chairman of the Board and Director	Class II

Dr. Ake Almgren, 68, has served as a board member since March 2004 and as Chairman since December 2012. From March 2009 through September 2011, Dr. Almgren served as Chief Executive Officer and President of International Battery, a manufacturer of lithium ion cells and batteries. Since May 2003, Dr. Almgren has also served as President of his independent consulting company, ORKAS, Inc. The firm provides technology assessments and helps develop commercialization strategies for organizations primarily in the electric energy sector. Dr. Almgren also serves on the board of managers of PJM Interconnection, LLC, a regional transmission organization responsible for moving electricity over large interstate areas in the eastern U.S.

We believe Dr. Almgren’s qualifications to serve on our board include his extensive background in executive management and leadership of companies in the power quality, alternative, and clean technology sectors and his extensive connections throughout the power quality industry. His current and prior CEO experience has qualified him to understand all aspects of managing and building a technology-based business. His direct experience in financing the growth of these businesses and overseeing their overall financial management further qualifies him to serve as a member of our Audit Committee.

James E. J. deVenny III, 67, has served as a board member since March 2008. Mr. deVenny is currently an independent consultant through his business, JD Investments. From 1999 through March 2008, Mr. deVenny served as co-founder, President, and Chief Executive Officer of Dataside, LLC, a Texas-based provider of enterprise data center space and managed network services. Prior to founding Dataside, Mr. deVenny co-founded Computex Support Systems, where he was employed for 15 years and was involved in the design and development of mission critical data centers and telecommunications sites. Prior to this, he spent five years as Vice President of Sales and Marketing for International Power Machines, a manufacturer of uninterruptible power supply (UPS) systems. Mr. deVenny has served on the board of directors at Lumenate, a private technology consulting services company, since 2003, and at Nimbix, a private high performance computing infrastructure company, since 2013.

We believe Mr. deVenny’s qualifications to serve on our board include his extensive experience in the UPS industry, where he held senior sales and marketing positions for a rapidly growing UPS company. He also has relevant industry experience through the founding and operating of hosted data center businesses, which are a primary target market for Active Power. Mr. deVenny’s depth of industry knowledge and contacts uniquely positions him to provide valuable insights to our board and management with respect to strategic and operational matters and markets for the company’s products. Mr. deVenny also brings general financial and personnel management acumen to the board, which he gained from owning and operating his own businesses. We believe this skill set further qualifies him to serve as a member of our Audit Committee and Nominating and Corporate Governance Committee.

Robert S. Greenberg, 61, has served as a board member since March 2009. Since September 2013, Mr. Greenberg has served as the President of RSG Technology Services, LLC, a provider of IT services to private equity firms (due diligence, operations improvement, IT strategy, and interim CIO services). From January 2009 through August 2013, Mr. Greenberg was the Chief Information Officer and Vice President for AGCO Corporation, a global manufacturer and distributor of agricultural equipment. Prior to joining AGCO Corporation, Mr. Greenberg was Vice President and Chief Information Officer at Nissan Americas, the U.S. subsidiary of Nissan Motor Corp., a global automotive manufacturer. Mr. Greenberg also served in executive and Chief Information Officer capacities for more than 20 years with a number of multinational companies including Avaya, Inc., a global enterprise communications provider; Dell Inc.; and Exxon Mobil, including time spent in the Asia Pacific region.

We believe Mr. Greenberg’s qualifications to serve as a board member include his extensive international and multinational management experience as a Chief Information Officer for a number of global companies. This experience allows him to provide the board with unique insights of the CIO community, a key customer segment for our business and important strategic and operational guidance with respect to information technology matters. As a key executive managing business operations and staffing levels significantly greater than Active Power, Mr. Greenberg is able to provide valuable perspective on human resource related matters, which further qualifies him to serve on our Compensation Committee and our Nominating and Corporate Governance Committee.

Peter Gross, 64, was appointed to our Board of Directors in February, 2015. Mr. Gross has more than 30 years’ experience in the engineering and design of power systems for applications in data centers, trading floors, command and control centers, and telecommunication and broadcasting facilities. He has led the Mission Critical Systems group at Bloom Energy Corporation, a leading manufacturer of solid-oxide fuel cells, since March 2012. Prior to joining Bloom Energy, from January 2008 through February 2012, Mr. Gross was the Managing Partner for HP’s Carbon, Power and Critical Facilities Services where he was responsible for strategic technology planning and business development. Prior to that, he was the co-founder and CEO of EYP Mission Critical Facilities, Inc., a consulting and engineering firm dedicated to the design and operations of data centers until its acquisition by HP in January 2008. Mr. Gross has served on the board of directors at Asetek A/S, a leading provider of liquid cooling systems for data centers, servers, workstations, gaming, and high performance PCs that is listed on the Oslo Stock Exchange, since July 2014.

We believe that Mr. Gross’s qualifications to serve as a board member include his extensive background in executive management and leadership of companies engaged in the engineering and design of power systems and his extensive contacts throughout the power and mission critical industry. His prior CEO and other leadership experience has qualified him to understand all aspects of managing and building a technology-based business. Mr. Gross also brings general financial and personnel management acumen to the board.

Continuing Class I Directors with Terms Expiring at the 2016 Annual Meeting of Stockholders

Stephen J. Clearman, 64, was appointed to our Board of Directors in June 2012. Mr. Clearman currently serves as managing partner and co-founder of Kinderhook Partners, LLC, an investment advisory firm. Prior to co-founding Kinderhook Partners in 2003, Mr. Clearman co-founded Geocapital Partners, a leading venture capital firm that managed more than $500 million in a series of partnerships in North America and Europe. Prior to his work at Geocapital Partners, Mr. Clearman spent four years at Adler and Company which was responsible for the origination and management of numerous venture capital investments. In addition, Mr. Clearman has been a director of a number of public and privately held companies.

In March 2012, Active Power entered into a Securities Purchase Agreement pursuant to which Kinderhook Partners purchased 1,764,705 shares of common stock for an aggregate purchase price of approximately $6.0 million. In connection with such transaction, Active Power entered into a Side Letter Agreement with Kinderhook Partners pursuant to which Mr. Clearman was appointed to the Board of Directors. Active Power is obligated to use its reasonable best efforts to include Mr. Clearman in the proxy statement as a nominee for election to the Board of Directors in any year in which such inclusion is required by Active Power’s governing documents or applicable law.

We believe Mr. Clearman’s qualifications to serve on our board include previous general and financial management experience with rapidly growing and publicly traded technology companies. We also believe this skill set qualifies him to serve on our Nominating and Corporate Governance Committee and Compensation Committee.

T. Patrick Kelly, 57, was appointed to our Board of Directors in January 2013. Since July 2014, Mr. Kelly has served as CFO for Vast.com, a venture-backed internet services company based in Austin, Texas. Prior to joining Vast.com, Mr. Kelly was interim CFO for Panera Bread, leading all finance and accounting teams for the bakery-café company, from April 2012 through March 2013. Prior to joining Panera, Mr. Kelly was interim CFO for Hawker Beechcraft Corp., a Wichita, Kansas based aerospace manufacturing company from February through August 2011. From January 2010 through April 2010, Mr. Kelly served as interim CEO at ExpressJet Holdings, Inc., a regional airline in Houston, Texas. He also served on the board of directors at ExpressJet Holdings, Inc. from September 2007 through November 2010. Prior to that Mr. Kelly has also held a number of senior financial positions at Vignette Corp., which was acquired by Open Text Corp.; Dell Inc.; Trilogy Enterprises; Sabre Holdings; and American Airlines.

We believe Mr. Kelly’s qualifications to serve on our board include his extensive experience as a finance professional including seven years as a CFO of publicly owned companies and three years as a director of a public company. We believe these qualifications and experience also qualify him to serve on our Audit Committee and Compensation Committee.

Continuing Class II Director with a Term Expiring at the 2017 Annual Meeting of Stockholders

Mark A. Ascolese, 64, became President and Chief Executive Officer of Active Power on October 14, 2013. Ascolese has more than 40 years of experience serving a variety of mission critical and energy markets, including data centers. Prior to joining Active Power, Ascolese first served as CEO and then as Executive Board Chairman of Power Analytics Corporation (now part of Causam Energy, Inc.), an electrical infrastructure enterprise software firm focused on the mission critical and smart grid markets. Ascolese was appointed CEO of Power Analytics in March 2008 where he recruited the organization’s management team and created and implemented a successful strategic plan, transitioning the firm from a family owned company to a professionally managed business. In August 2012, Ascolese was appointed Executive Board Chairman at Power Analytics and served in this role prior to joining Active Power in October 2013. Previously, he served as President at Powerware Corporation (now part of Eaton Corporation) and in senior management positions at General Electric Company. From 2000 through 2002, Ascolese served as Senior Vice President of Business Development at Active Power during the company’s initial public offering.

As the only management representative to our board, Mr. Ascolese provides an insider’s perspective to our board discussions about our business and strategic direction. In addition, he has had extensive senior management and executive experience within the global power supply industry having spent more than 20 years with Powerware Corporation, a global UPS manufacturer.

CORPORATE GOVERNANCE

Conflicts of Interest

On an annual basis, each director, director nominee and executive officer is obligated to complete a Directors and Officers Questionnaire which requires disclosure of any transactions with Active Power in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Pursuant to the Code of Business Conduct and Ethics, the Board is charged with resolving any conflicts of interest involving the Chief Executive Officer, the Chief Financial Officer or any other executive officer of Active Power.

Director Independence

In accordance with the NASDAQ listing requirements, the Board has determined the independence of each director and nominee for election as director in accordance with the guidelines it has adopted. Based on those standards, the Board determined that each of Messrs. Almgren, Clearman, deVenny, Greenberg, Gross, and Kelly, our non-employee directors, is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules, and has no relationship with Active Power except as a director and stockholder, unless otherwise stated under “Certain Transactions” or in the Compensation Discussion and Analysis section of this proxy statement.

Board Leadership Structure and Board’s Role in Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is primarily responsible for developing and executing against the strategic plan adopted by the Board, and for our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. Our independent directors meet regularly without the presence of management. The independent directors of our Board met four times during 2014. Our Board Chairman leads these meetings. These meetings are held in conjunction with regularly scheduled meetings of our Board. Any of our directors may request a session comprised of only independent directors at any time. We believe that this separation represents the appropriate structure for us at this time because it allows our Chairman of the Board to coordinate general oversight and strategic planning for us while the Chief Executive Officer focuses on managing our business.

Our Board oversees risk management in a number of ways. The Audit Committee oversees the management of financial and accounting related risks as an integral part of its duties. Similarly, the Compensation Committee considers risk management when setting the compensation policies and programs for our executives and other employees. The Board receives reports on various risk-related items at its regular meetings including risks related to our manufacturing and sales operations, products, customer relationships and employees. The Board considers these reports and provides feedback to management regarding our risk exposure, the potential impact on us, and steps being taken to mitigate such risks.

Nominations for Directors

The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominating and Corporate Governance Committee believes that candidates for director should have certain attributes, including leadership, independence, interpersonal skills, financial acumen, business experience, industry knowledge, integrity, competence and dedication. The Nominating and Corporate Governance Committee also considers issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is important that the Board represent diverse viewpoints. The Nominating and Corporate Governance Committee considers recommendations of potential candidates from current directors, management and stockholders. Stockholders’ nominations for directors must be made in writing and be addressed to the Chairman of the Nominating and Corporate Governance Committee in care of our Corporate Secretary at our headquarters address listed below, and must be received by the Company not later than November ___, 2015, to be considered for inclusion in the proxy statement for the next annual election of directors.

Chairman of the Nominating and Corporate Governance Committee
Active Power, Inc.
c/o Secretary
2128 West Braker Lane, BK 12
Austin, Texas 78758

Any such stockholder nomination notice should clearly indicate that it is a recommendation of a director candidate by a stockholder and must set forth (i) the name, age, business address and residential address of the recommended candidate; (ii) the principal occupation or employment of such recommended candidate; (iii) the class and number of shares of our stock that are beneficially owned by such recommended candidate; (iv) a description of all understandings or arrangements between the stockholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the stockholder; and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors. In addition, such notice must contain (i) a representation that the stockholder is a holder of record of our common stock entitled to vote at such meeting; (ii) the name and address, as they appear on our books, of the stockholder proposing such nomination; (iii) the class and number of shares of our common stock that are beneficially owned by such stockholder; (iv) any material interest of the stockholder in such recommendation; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, as amended, in such stockholder's capacity as proponent of a stockholder proposal. Assuming that a stockholder recommendation contains the information required above, the Nominating and Corporate Governance Committee will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

Communications with the Board

Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail or via email at the following addresses:

[Board of Directors] or [Name of Individual Director(s)]
Active Power, Inc.
c/o Secretary
2128 West Braker Lane, BK 12
Austin, Texas 78758

Email: investor.relations@activepower.com

You may address your message to any one or a combination of directors. Any stockholder communication must contain (i) a representation that the stockholder is a holder of record of our stock, (ii) the name and address, as they appear on our books, of the stockholder sending such communication, and (iii) the class and number of shares of Active Power that are beneficially owned by such stockholder.

The Board has instructed the Secretary to review all communications so received (via regular or electronic mail), and to exercise his discretion not to forward to the Board correspondence that is inappropriate, such as business solicitations, frivolous communications, advertising and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary and not forwarded to the Board.

Code of Ethics

Our Code of Business Conduct and Ethics, which is our code of ethics applicable to all directors, officers, employees and consultants worldwide, embodies our global principles and practices relating to the ethical conduct of our business and our long-standing commitment to honesty, fair dealing and full compliance with all laws affecting our business. The Code of Business Conduct and Ethics is intended to comply with Item 406 of Regulation S‑K of the Exchange Act and with NASDAQ listing requirements. Our Code of Business Conduct and Ethics is posted on our Internet website under the "Corporate Governance" link on our “Investor Relations” page. We intend to disclose future amendments to the provisions of our Code of Business Conduct and Ethics, or waivers of such provisions granted to executive officers, on our website within four business days following the date of such amendment or waiver.

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Business Conduct and Ethics relating, among other things, to:

•	Accounting practices, internal accounting controls or auditing matters and procedures;

•	Theft or fraud of any amount;

•	Insider trading;

•	Performance and execution of contracts;

•	Conflicts of interest;

•	Violations of securities and antitrust laws; and

•	Violations of the Foreign Corrupt Practices Act.

Any stockholder, employee or interested party can call the following toll-free number to submit a report:

1-800-625-1731

The number is operational 24 hours a day, seven days a week.

MEETINGS AND COMMITTEES OF THE BOARD

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. In 2014, the Board met eleven times. All directors attended at least 75% of the meetings of the Board or committees on which they served during the period in which they served on the Board or such committees during the year ended December 31, 2014.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The standing committees are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. In accordance with the NASDAQ listing requirements, all of the standing committees are comprised solely of non-employee, independent directors. Charters for each of the standing committees are available on our website at www.activepower.com under the heading of “Investor Relations” and subheading of “Corporate Governance”. The charter of each standing committee is also available in print to any stockholder who requests it. The table below shows current membership of each of the standing Board committees:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
T. Patrick Kelly*	Robert S. Greenberg*	Stephen Clearman*
Ake Almgren	Stephen Clearman	James E. J. deVenny III
James E. J. deVenny III	T. Patrick Kelly	Robert S. Greenberg

_____________________
*	Committee Chairman

Audit Committee

The Audit Committee is responsible for the selection, retention and oversight of our independent auditors. In addition, the Audit Committee reports to the Board with regard to:

•	the scope of our annual audits and fees to be paid to auditors;

•	our compliance with legal and regulatory requirements;

•	the integrity of our financial statements and the compliance with our accounting and financial policies; and

•	management’s procedures and policies relative to the adequacy of our internal accounting controls.

The Audit Committee is further responsible for the pre-approval of all audit and non-audit services performed by our independent auditors. The members of the Audit Committee in 2014 were Messrs. Kelly, deVenny and Almgren. Mr. Kelly serves as the Chairman of the Audit Committee. The Audit Committee held six meetings during 2014. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. The Board has determined that Mr. Kelly is qualified as an “audit committee financial expert” under Item 407(d)(5) of Regulation S‑K.

Compensation Committee

Pursuant to its charter, the Compensation Committee reviews and approves and makes recommendations to the Board regarding our compensation policies and forms of compensation to be provided to our executive officers. The Compensation Committee also approves grants of equity awards to new and existing employees and administers our equity incentive plan. The Compensation Committee reviews and approves bonus arrangements for our executive officers. The Compensation Committee also makes recommendations to the Board regarding the compensation of Board members. The Compensation Committee has the authority to retain independent compensation consultants, legal counsel and other advisers. See “Compensation Discussion and Analysis” for information about the Compensation Committee’s 2014 compensation consultant. The members of the Compensation Committee during 2014 were Messrs. Greenberg, Clearman, Kelly and Lindelow (until May 28, 2014). Mr. Greenberg serves as the Chairman of the Compensation Committee. The Compensation Committee held eight meetings during 2014. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was established to assist our Board in fulfilling its responsibilities for identifying qualified individuals to become members of the Board; determining the composition of the Board and its committees; monitoring the effectiveness of the Board and facilitating the measurement of the effectiveness of its committees; and developing, monitoring and evaluating sound corporate governance policies and procedures promoting honest and ethical conduct, including policies pertaining to the identification and treatment of conflicts of interest.

The members of the Nominating and Corporate Governance Committee for 2014 were Messrs. Clearman, Greenberg, and deVenny. Mr. Clearman serves as the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held three meetings during 2014. The Board has determined that each member of the Nominating and Corporate Governance Committee is an “independent director” as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Attendance at Annual Meetings

We encourage, but do not require, the members of our Board to attend our annual meeting of stockholders. Two of six directors attended our Annual Meeting of Stockholders held on May 28, 2014.

Compensation Committee Interlocks and Insider Participation

During fiscal 2014, all members of the Compensation Committee were independent directors, and none of them were past or present employees or officers of Active Power or any of our subsidiaries. No member of our Compensation Committee has any relationship with us requiring disclosure under Item 404 of Regulation S‑K under the Exchange Act. None of our executive officers has served on a board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers serves on our Board or our Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee reports as follows with respect to our fiscal 2014 financial statements:

Management is responsible for Active Power’s internal controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of Active Power’s financial statements and internal controls in accordance with U.S. generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Active Power’s financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee has also met and held discussions with management and the independent auditors regarding Active Power’s internal controls. Management provided the Audit Committee management’s assessment of our internal controls, and the Audit Committee has reviewed and discussed the internal controls with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

Active Power’s independent auditors also provided to the Audit Committee the written disclosures required by Rule 3526 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence and considered the compatibility of non-audit services with the independent auditors’ independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the reports of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements and assessment of internal controls in Active Power’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board:

T. Patrick Kelly (Chair)

Ake Almgren

James E. J. deVenny III

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, the compensation decisions the Compensation Committee of the Board of Directors (the “Committee”) has made under those programs, and the considerations in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (“NEOs”) for fiscal 2014, who were:

•	Mark A. Ascolese, President and Chief Executive Officer
•	James A. Powers, Chief Financial Officer and Vice President of Finance
•	Randall J. Adleman, Vice President of Global Sales and Marketing
•	Jason P. Rubin, former Vice President of Operations (until April 18, 2014).

Executive Summary

The cornerstone of our compensation philosophy continues to be pay for performance. We seek to align the compensation paid to our NEOs with our performance on both a short-term and long-term basis and set performance goals that do not promote excessive risk-taking and support our core financial goals.

Improving our results and positioning our business for future success requires that we attract, retain, and foster high caliber talent. We design our executive compensation program to provide a competitive compensation and benefits package that reflects job complexity and the strategic value of the position, while helping to ensure long-term retention and motivation.

The Committee is responsible for all compensation decisions for the CEO and, in consultation with the CEO, for the other NEOs. The highlights of our compensation program include:

•	An incentive cash compensation plan that, in addition to a competitive base salary, provides payouts based upon achievement of goals that we believe are consistent with improving stockholder value without undue risk.

•	Use of equity awards which encourage retention through time-based vesting to 100% vested over a four-year period which provides a balance between short and long-term decisions.

•	Total compensation (at target) is generally designed to compensate our executives at the 50th to 75th percentile when compared to our peer group companies.

•	Our change of control agreement with each of our NEOs is “double trigger,” meaning it provides severance or accelerated vesting benefits only upon termination of each such officer’s employment with us without cause or resignation of the executive for good reason within a certain time period following a change of control of Active Power.

The following compensation governance features underlie our compensation program:

•	The Committee is composed solely of independent directors, and we have separated the office of the Chairman from the office of the CEO.

•	Our compensation programs are designed to reward long-term value creation and avoid inappropriate risk taking by our executives. The Committee believes that the risks arising from our employee compensation program are reasonable, in the best interests of our stockholders, and not likely to have a material adverse effect upon us.

•	The Committee retains an independent compensation consultant.

•	We have an insider trading policy, applicable to all employees and non-employee directors, which outlines trading restrictions and includes black-out periods, anti-hedging guidelines, and other trading guidelines.

Advisory Vote on Executive Compensation

In May 2014, we held our annual stockholder advisory vote on the compensation of our NEOs, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our NEOs, with approximately 98.4% of stockholder votes cast in favor of our 2014 say-on-pay resolution. As we evaluated our compensation practices and talent needs in 2014, we were mindful of the support our stockholders had previously expressed for our pay for performance compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the Committee decided to retain our general approach to executive compensation.

Philosophy

All of our compensation programs are designed to satisfy the following objectives:

•	To attract, motivate and retain key employees, including highly qualified executive officers;

•	To make a substantial portion of their compensation dependent upon our attainment of measurable performance targets; and

•	To structure a substantial portion of executive compensation so that it aligns with our stockholders’ interests.

Our compensation programs are designed by the Committee in collaboration with management and input from an independent compensation consultant hired by the Committee. Our compensation program for executive officers utilizes cash compensation for short-term incentives and equity compensation for long-term incentives. Cash compensation is paid in the form of a base salary and an annual performance incentive bonus (“annual bonus”), and long-term incentive compensation has typically been paid in the form of stock options.

Our executive compensation philosophy reflects our belief that the compensation of our executives should reflect their success as a management team, rather than as individuals, in attaining key operating objectives such as bookings (i.e. order) growth and achievement of operating profitability, and ultimately, in attaining an increased market price for our stock. We believe that the performance of our NEOs in managing our business considered in light of general economic conditions and specific company, country, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or otherwise, but rather on factors that drive long-term value to our stockholders, as that will more accurately reflect the quality of our operating performance and, ultimately, the management of our business by our NEOs. We also evaluate overall compensation to ensure that we maintain our ability to attract and retain capable executives in key positions, and that the compensation provided to them remains competitive relative to the compensation paid to similarly situated executives of similar or peer companies.

Role of Compensation Committee in Compensation Decisions

The Committee makes all compensation decisions for the CEO and, in consultation with the CEO, for the other NEOs.

For 2014, the Committee directly retained the services of Radford, an Aon Hewitt Company (“Radford”), an outside human resources consulting organization to provide independent advice to the Committee with respect to matters including executive compensation, executive incentive and equity compensation trends and programs, non-employee director compensation, assistance with the design of an appropriate peer group for establishing compensation benchmarks and for equity compensation matters. We do not use Radford for any consulting services related to non-executive compensation matters, although we participate in annual salary surveys conducted by Radford which we use for benchmarking salary and benefits for all of our non-executive employees. Management’s only role with respect to the use of Radford is to provide company-specific data to Radford to enable it to complete its engagement for the Committee. The decision to use Radford for consulting services is recommended and approved by the Committee, and not by management.

In 2014, as contemplated by adopted SEC and Nasdaq rules regarding compensation committee consultants, the Committee reviewed the independence of Radford under the independence criteria set forth in the new rules and the Committee charter. As a result of such review, the Committee determined that Radford was an independent advisor within the meaning of applicable SEC and Nasdaq rules and the charter of the Committee.

Setting Executive Compensation

Based on the above objectives, the Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve our business goals, and to reward the executives for achieving such goals. In furtherance of this, Radford provides the Committee with relevant market data and alternatives and recommendations to consider when making compensation decisions for our executive officers.

Elements of compensation for our executive officers include: base salary, annual bonus, stock incentive awards and employee benefits. Base salaries for our NEOs are set when the executive is hired and adjustments are considered at the regularly scheduled meetings of the Committee in the first quarter of each year. At this meeting, the Committee also approves and adopts the management incentive plan for the new fiscal year, determines the level of achievement and actual awards from the previous year’s management incentive plan, and typically grants stock-based awards to our NEOs.

At the beginning of each year, it has been the practice of the Committee to review the recent history of all of the elements of each NEO’s total compensation, and compare the compensation of the NEOs with that of other executive officers in an appropriate market comparison group (discussed below), using comparative data supplied by Radford. The comparative data supplied by Radford pertains to base salary, annual bonus and equity awards and is derived from compensation data of other public companies in North America in related industries with similar revenue, market capitalization or expense levels to us. The purpose of this analysis is to determine whether the compensation of each NEO, both in its totality and with respect to each of the constituent components, is competitive with the applicable market comparables that the Committee has reviewed for the corresponding period. However, due to Messrs. Ascolese, Powers and Adleman having been hired near the end of 2013, a review of market comparables was done in connection with their hiring and was not performed during 2014.

For 2014, the market comparables were derived from the following peer group:

•	Allied Motion Technologies	•	Energy Recovery	•	Lime Energy
•	American Electric Technologies	•	EnerNOC	•	Magnetek
•	American Superconductor	•	Fuel Tech	•	Maxwell Technologies
•	Ballard Power Systems	•	FuelCell Energy	•	PowerSecure International
•	Capstone Turbine	•	IEC Electronics	•	SL Industries
				•	Ultralife Corporation

We used this group of companies in 2014 as there is an absence of other directly comparable and similarly sized publicly traded companies in our industry in the U.S. with which we can benchmark ourselves, and because we believe this population is reflective of the market in which we compete for talent. With Radford’s assistance, the Committee reevaluated the composition of our peer group for 2014 to ensure that it reflects changes that occurred during the year, such as changes in business strategy, operations, revenues, product lines or availability of information. For 2014, we added four new peers and removed four.

The Committee generally considers total compensation to be competitive for our NEOs if it is between the 50th and 75th percentiles for the applicable peer group. Where a specific component of compensation is not within this range, the Committee uses the competitive data as a factor for its compensation determination, but may also take into account factors specific to a NEO in making its final compensation decisions, including such officer’s position and functional role, seniority, performance and overall level of responsibility.

The amount of each element of compensation is determined by or under the direction of the Committee, which uses the following factors to determine the amount of salary and other benefits to pay each executive:

•	performance against corporate objectives for the previous year;

•	difficulty of achieving desired results in the coming year;

•	value of their unique skills and capabilities to support our long-term growth; and

•	demonstrated success of their leadership capabilities.

Role of Executive Officers in Compensation Decisions

The Chief Executive Officer annually reviews the performance of all of our NEOs (other than the Chief Executive Officer, whose performance is reviewed by the Committee and discussed with the full Board). The conclusions reached and recommendations based on those reviews, which may include salary adjustments and annual bonus and equity award amounts, are presented to the Committee by the Chief Executive Officer. The Chief Executive Officer uses benchmark data from the Radford surveys that we participate in as he makes his recommendations to the Committee. Though the Committee is not obligated to follow the Chief Executive Officer’s recommendations, the Committee gives them significant weight in making its decisions, as the Committee believes our Chief Executive Officer is in the best position to assess the performance of the other NEOs and identify key criteria for the Committee to consider in making its final decisions relating to the compensation of the NEOs (other than the Chief Executive Officer). Neither our Chief Executive Officer nor any other executive votes on items before the Committee; however, the Committee and Board solicit the views of the Chief Executive Officer and work with other members of management and outside advisors to prepare meeting materials.

Base Salary

We use the base salary element of executive compensation to provide the foundation of a fair and competitive compensation opportunity for each NEO. We review base salaries annually and target salary compensation between the 50th and 75th percentile of base salary practices of our peer group, but maintain flexibility to deviate from market-median practices for individual circumstances, including the amount of time in the role, qualifications, experience levels, and responsibilities. The Committee also considers an internal review of the NEO’s compensation relative to other NEOs and the individual performance of the executive in establishing the base salary. There were no increases in base salary for NEOs in 2014.

Annual Bonus

Management Incentive Program. The management incentive program is an annual bonus program that is designed to motivate and reward our NEOs for their contributions toward the achievement of shorter-term financial and operating goals that we believe drive our operating results and create long-term stockholder value. All of our NEOs except for Mr. Adleman (who participated in a separate incentive program described below) participated in this program.

The Committee, with recommendations provided by our Chief Executive Officer, establishes an annual target award which is typically expressed as a percentage of the executive’s base salary. For 2014, this target award level was 100% of base salary for Mr. Ascolese, 60% of base salary for Mr. Powers and 50% of base salary for Mr. Rubin. The Committee makes the determination of the actual bonus earned by a NEO under this program and has discretion to choose to award a bonus or not, and to modify the actual award amount, in light of all relevant factors after completion of the fiscal year.

Under this program, 100% of each of the NEOs’ target bonus award was based upon achievement of corporate financial and operating objectives. The corporate goals were established by the Committee at the beginning of 2014 and were tied to our annual operating plan as approved by the Board of Directors. The Committee determined that the corporate goals established for 2014 were attainable, though reasonably difficult to achieve. Since our actual 2014 results fell below the minimum threshold amounts, there were no bonus payouts under this program.

Adleman Incentive Program. This management incentive program is an annual bonus program that is designed to motivate and reward our NEO for his contributions towards the achievement of bookings (i.e. order) growth, a goal that we believe drives our operating results and creates long-term stockholder value. Mr. Aldeman’s annual incentive plan for 2014 was specified in his offer letter (see “Employment Arrangements with Executive Officers”), and was solely tied to achieving bookings. Mr. Adleman’s bonus for 2014 had no minimum threshold and was determined at 0.18% of bookings up to target and at 0.25% of bookings in excess of target, up to a maximum of $500,000. Since our actual bookings fell below target, Mr. Adleman’s payout was determined at 0.18% of bookings. The Committee determined that his booking target established for 2014 was attainable, though reasonably difficult to achieve.

Summary of Annual Incentive Compensation. The Committee considered the input of the Chief Executive Officer before finalizing the bonus award payments. The performance related bonus results for each of our NEOs who participated in a plan for 2014 were as follows:

Named Executive Officer	Target Bonus Award	Actual Bonus Award	% of Target

Mark A. Ascolese, President and Chief Executive Officer	$450,000	$-	0%

James A. Powers, Chief Financial Officer and Vice President of Finance	$168,000	$-	0%

Jason P. Rubin, former Vice President of Operations (until April 18, 2014)	$122,500	$-	0%

Randall J. Adleman, Vice President of Global Sales and Marketing	$180,000	$108,449	60%

Stock Option and Equity Incentive Programs

The Committee believes that the interests of our stockholders are best served when a significant proportion of an executive’s compensation is comprised of equity-based or other long-term incentives that appreciate in value contingent upon increases in the price of our common stock. This is consistent with our philosophy that in the long term, our stock price will reflect our operating performance and that our management team’s compensation should be in a large part driven by our long-term results. Therefore, it has been our practice to make annual grants of equity-based awards to our NEOs. The Committee uses benchmark equity data provided annually by Radford to assist in determining the value and level of annual equity awards to make and usually targets the 50% percentile of equity grants relative to our peer group. The ultimate amount and mix of equity awards vary among NEOs based on their positions within Active Power, their time in role, performance and other factors the Committee deems relevant.

Because Messrs. Ascolese, Powers and Adleman each received grants of stock options in connection with their hire near the end of 2013, the Committee did not award additional equity grants to these NEOs for 2014. Mr. Power's award was approved in 2014 in connection with his hiring in 2013. The grants of stock options to Mr. Powers and Mr. Rubin in 2014 are set forth in the table entitled “Fiscal 2014 Grants of Plan-based Awards” in the Proxy Statement.

Policy Regarding Tax Deductibility of Compensation

Within our performance-based compensation program, we aim to compensate our senior executive management team in a manner that is tax effective for us. However, the Committee may determine that it is appropriate to pay compensation which is not deductible from time-to-time.

Timing of Grants

Equity awards to our executive officers and other key employees are typically granted annually in conjunction with the review of their respective individual performance. This review takes place at regularly scheduled meetings of the Committee, which are typically held in conjunction with the meetings of our Board during the first quarter of each year. Equity awards are automatically granted to our non-employee directors on the date of our Annual Meeting of Stockholders, in accordance with the terms of our director compensation policy. Grants to newly hired executive officers are made in meetings of the Committee, with vesting typically commencing from the actual hire date. Grants to newly hired executive officers are typically made at the next regularly scheduled Committee meeting or at a special meeting on or following their hire date. The exercise price of all stock options is set at the closing price of our common stock on The NASDAQ Capital Market on the date of grant of the award, which is the date of approval of the award or the day that the stock trading black-out window under our insider trading policy opens if the Committee approved the award when the stock trading window was closed.

Stock Ownership Guidelines

We have a stock ownership policy that requires our non-executive directors to obtain a minimum level of stock ownership in Active Power within five years of their appointment to the Board. The stock ownership policy requires the following for our non-executive directors:

•	With respect to all individuals who were non-executive directors on February 1, 2007 (the date of the initial adoption of our current equity ownership policy), by February 1, 2012 the directors should own stock with a value equal to three times the annual Board retainer.

•	With respect to non-executive directors first appointed or elected to the Board after February 1, 2007, by the fifth-year anniversary of such date of initial appointment or election the director should own stock with a value equal to three times the annual Board retainer.

•	The value of such stock is measured by the higher of the original purchase price paid or the current fair market value of the shares at the time of evaluation.

All of our non-executive directors were in compliance with this policy at December 31, 2014. There currently are no stock ownership guidelines for our NEOs.

Our insider trading policy prohibits all directors and NEOs of Active Power from making short sales of our stock, engaging in hedging transactions and other derivative securities involving our stock, using our securities as collateral for loans, and holding our securities in margin accounts.

Perquisites and Other Personal Benefits

The Committee does not believe that providing an executive perquisite is consistent with our pay-for-performance compensation philosophy. In this regard, it should be noted that we do not provide defined benefit pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.

We provide employee benefits including a 401(k) plan without any matching contributions at this time, and coverage under health and insurance plans, which are the same for all employees. We also offer life insurance for all employees that provides coverage up to an employee’s salary or a maximum of $200,000. For all other compensation, see the “Summary Compensation Table.”

Employment Arrangements with Executive Officers

In connection with their initial employment, each NEO executed an offer letter and entered into a severance benefit agreement. The compensation levels for these officers were determined by the Committee after consideration of various factors including data provided by Radford, the compensation paid to the executive that formerly held the same or similar position with Active Power, the background and experience of such executive officer and our need to attract and retain such executives.

Mr. Ascolese’s offer letter provides that he will be paid an annual base salary of $450,000 and, beginning with fiscal year 2014, will be eligible to earn a bonus of up to 100% of his base salary at the target objective, subject to the terms and conditions of our executive bonus program. As contemplated by his offer letter, Mr. Ascolese was granted an option to purchase 340,000 shares of common stock, received a signing bonus of $100,000, and relocation and temporary living expense assistance. The offer letter also provides for vacation and health benefits and further provides that Mr. Ascolese will, subject to requisite approval, serve on the Board for as long as he is employed as our Chief Executive Officer.

Mr. Adleman’s offer letter provides that Mr. Adleman will be paid an annual base salary of $250,000 and will be eligible to earn incentive compensation at a rate of 0.18% of all bookings up to a specified target and 0.25% of all bookings in excess of such target, up to a maximum amount of $500,000. As contemplated by his offer letter, Mr. Adleman was granted an option to purchase 200,000 shares of common stock. The offer letter also provides for vacation and health benefits.

Mr. Powers’ offer letter provides that he will be paid an annual base salary of $280,000 and will be eligible to participate in our executive bonus program with an annual target of 60% of base salary. As contemplated by his offer letter, Mr. Powers was granted an option to purchase 175,000 shares of common stock, received a signing bonus of $25,000 and relocation and temporary living expense assistance. The offer letter also provides for vacation and health benefits.

Please refer to the information under “Potential Payments Upon Termination or Change in Control” for information regarding other employment agreements in place with our NEOs. The Committee relies on recommendations made to it by Radford with respect to competitive compensation amounts provided to executive officers, the nature and type of contractual arrangements with executive officers, including severance agreements and change of control provisions, and which executive officers will be eligible for such benefits. Based on its review of the benchmark data provided by Radford, the Committee believed it was necessary for the retention of officers and to remain competitive in employment markets for us to enter into such agreements with our executive officers.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2014, with management. In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of the Board:

Robert S. Greenberg (Chair)

Stephen Clearman

T. Patrick Kelly

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for the fiscal years ended December 31, 2014, 2013, and 2012.

Name and Principal Position	Year	Salary		Stock Awards		Option Awards		Non-equity incentive plan compensation		All other Compensation		Total Compensation
		[1]		[2]		[3]		[4]		[5]
Mark A. Ascolese, President and Chief Executive Officer	2014 2013	$ $	450,000 86,538	$ $	- -	$ $	- 676,464	$ $	- -	$ $	44,122 115,026	$ $	494,122 878,028

James A. Powers, Chief Financial Officer and Vice President of Finance	2014 2013	$ $	280,000 14,000	$ $	- -	$ $	402,868 -	$ $	- -	$ $	29,733 25,000	$ $	712,601 39,000

Randall J. Adleman, Vice President of Global Sales and Marketing	2014 2013	$ $	250,000 9,615		$-	$ $	- 397,920	$ $	120,319 -	$ $	- -	$ $	370,319 407,535

Jason P. Rubin, Vice President Manufacturing (through April 18, 2014)	2014 2013 2012	$ $ $	76,827 231,154 206,517	$ $ $	2,625 - 48,000	$ $ $	69,063 284,388 54,439	$ $ $	35,900 35,900 29,688	$ $ $	31,240 - 17,415	$ $ $	215,655 551,442 356,059

[1] Represents total salary earned during the calendar years 2014, 2013, and 2012.

[2] The amounts reported in this column represent the aggregate value of the stock awards granted to the Named Executive Officers during 2014, 2013, and 2012, respectively, based on their grant date fair value, as determined in accordance with the share-based payment accounting guidance under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"). Refer to the section titled "Stock-Based Compensation Expense" under Note 1, "Summary of Significant Accounting Policies," in the Notes to the Consolidated Financial Statements included in the Annual Report, on Form 10-k filed [March 3, 2015] for the relevant assumptions used to determine the valuation of our restricted awards.

[3] The amounts reported in this column represent the aggregate value of the stock options granted to the Named Executive Officers during 2014, 2013, and 2012, respectively, based on their grant date fair value, as determined in accordance with the share-based payment accounting guidance under ASC 718. Refer to the section titled "Stock-Based Compensation Expense" under Note 1, "Summary of Significant Accounting Policies," in the Notes to the Consolidated Financial Statements included in the Annual Report, on Form 10-k filed [March 3, 2015] for the relevant assumptions used to determine the valuation of our stock option awards. Mr. Power's award was approved in 2014 in connection with his hiring in 2013.

[4] Represents (i) commissions Mr. Alderman earned in 2014 under his management incentive plan of $108,449 and $11,870.38 of commisions earned in 2013 but paid in 2014.(ii) amounts Mr. Rubin earned under the Company's 2013 management incentive plan paid in March 2014, amounts earned under the Company's 2012 management incentive plan paid in March 2013 and amounts earned under the Company's 2011 management incentive plan paid in March 2012 .

[5] Includes (i) Mr. Ascolese's 2014 relocation costs ($35,962) and use of a company car ($8,160) and 2013 signing bonus ($100,000) and relocation costs ($15,026); (ii) Mr. Powers' 2014 relocation costs and 2013 signing bonus; and (iii) Mr. Rubin's company - wide vacation buy back in 2012 and 2014.

	FISCAL 2014 GRANTS OF PLAN-BASED AWARDS

	Estimated future payouts under non-equity incentive plan awards [1]					All other option awards: Number of securities underlying	Exercise or base price of option awards	Grant Date Fair Value of Stock or Option
Name and Principal Position	Grant Date	Threshhold		Target	Maximum	options.	($/share)	Awards
						[2]	[3]	[4]
Mark A. Ascolese, President and Chief Executive Officer	2/13/2014	$-		$450,000	$675,000

James A. Powers, Chief Financial Officer and Vice President of Finance	2/13/2014	$-		$168,000	$252,000
	2/28/2014	$-		$-	$-	175,000	$3.39	$402,868

Randall J. Adleman, Vice President of Global Sales and Marketing	2/13/2014	N/	A	$180,000	$500,000

Jason P. Rubin, Vice President Manufacturing (Through April 18, 2014)	2/13/2014	$-		$122,500	$183,750
	2/28/2014	$-				30,000	$3.39	$69,063

[1] Other than Mr. Adleman, no NEO received payouts under these plans because the threshold was not exceeded. Except for Mr. Adleman, the payout at threshold is $0. See "Summary of Annual Incentive Compensation" above.

[2] Mr. Power's award was approved in 2014 in connection with his hiring in 2013.

[3] The exercise price of the stock option awards is equal to the closing price of the common stock as reported by The NASDAQ Capital Market on the date of grant of the award.

[4] Refer to the section titled “Stock-Based Compensation Expense” under Note 1, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March _, 2015 for the relevant assumptions used to determine the valuation of our option awards.

The following table of “Outstanding Equity Awards at Fiscal Year End” shows the equity awards held by our NEOs as of December 31, 2014. No amounts are reflected for Mr. Rubin in the table because he did not hold any equity awards as of December 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards						Stock Awards

	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of options vested at 12/31/14		Number of shares of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)

Mark A. Ascolese, President and Chief Executive Officer	85,000	255,000	2.91	11/21/2023	85,000[1	]	-	$-

James A. Powers, Chief Financial Officer and Vice President of Finance	43,749	131,251	3.39	2/28/2024	43,749[2	]	-	$-

Randall J. Adleman, Vice President of Global Sales and Marketing	50,000	150,000	2.91	11/21/2023	50,000[3	]	-	$-

[1] This option vests over a four-year period from November 21, 2013, with 25% of the award vesting on November 21, 2014 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with us.

[2] This option vests over a four-year period from December 4, 2013, with 25% of the award vesting on December 4, 2014 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with us.

[3] This option vests over a four-year period from November 21, 2013, with 25% of the award vesting on November 21, 2014 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with us.

OPTION EXERCISES AND STOCK VESTED

The following table shows options exercised and restricted stock vested for our NEOs during 2014:

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting

Mark A. Ascolese, President and Chief Executive Officer	-	$-	-	$-

James A. Powers, Chief Financial Officer and Vice President of Finance	-	$-	-	$-

Randall J. Adleman, Vice President of Global Sales and Marketing	-	$-	-	$-

Jason P. Rubin, Vice President [1] Manufacturing	8,500	$22,283	-	$-

[1] Amount calculated based on the closing price of our common stock as reported by the NASDAQ Capital Market on July 18, 2014, the date of exercise.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Amended and Restated 2010 Equity Incentive Plan (the “2010 Plan”)

In the event of a Change in Control (as defined in the 2010 Plan), each outstanding Award (as defined in the 2010 Plan) will be treated as the Administrator (as defined in the 2010 Plan) determines without a participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger of Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the participant’s rights as of the date of the occurrence of the transaction, or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights that are not assumed or substituted for, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, and Performance Shares/Units (each as defined in the 2010 Plan) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

An Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a stock appreciation right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of the common stock of Active Power for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an option or stock appreciation right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of common stock in the merger or Change in Control), to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

For purposes of the 2010 Plan, “Change in Control” means the occurrence of any of the following events: (i) a change in the ownership of Active Power which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of Active Power that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of Active Power; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of Active Power will not be considered a Change in Control, (ii) if we have a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of Active Power which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of Active Power, the acquisition of additional control of Active Power by the same Person will not be considered a Change in Control; or, or (iii) a change in the ownership of a substantial portion of our assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from us that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of Active Power immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of our assets: (A) a transfer to an entity that is controlled by our stockholders immediately after the transfer, or (B) a transfer of assets by Active Power to: (1) a stockholder of Active Power (immediately before the asset transfer) in exchange for or with respect to Active Power stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by Active Power, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of Active Power, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of Active Power, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Active Power. Notwithstanding the foregoing, a transaction shall not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Internal Revenue Code of 1986, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Termination and Change in Control Agreements

Each of Messrs. Ascolese, Powers and Adleman has entered into a Severance Benefit Agreement (“Severance Agreements”). The Severance Agreement signed by Mr. Adleman provides that if the executive’s employment is terminated for reasons other than Cause (as defined in the Severance Agreements) or by the executive for Good Reason (as defined by the Severance Agreements) then the executive shall be entitled to receive continued severance pay equal to six months of his then-current base salary payable over such period, as well as reimbursement of health benefits during such period and vesting under all unvested options and restricted stock would be accelerated by six months. Upon termination without Cause or resignation for Good Reason, Mr. Ascolese and Mr. Powers are each entitled to severance equal to twelve months of his then-current base salary, as well as reimbursement of health benefits during such period and vesting under all unvested options and restricted stock would be accelerated by twelve months. The Severance Agreements further provide that each executive execute a release of claims in favor of us, and the Severance Agreements signed by Messrs. Powers and Adleman include noncompetition and non-solicitation covenants for a period of up to six months following his termination of employment. Mr. Ascolese’s Severance Agreement includes noncompetition and non-solicitation covenants for a period of up to twelve months following termination of employment.

Each of the Severance Agreements also provides that if within twelve months following a Change in Control (as defined in the Severance Agreements) the executive officer’s employment is terminated for reasons other than Cause, or by the executive for Good Reason, then any unvested options or shares of restricted stock held by the executive on the date of such change in control would accelerate and vest in full as of the date of the termination.

Had their employment been terminated on December 31, 2014 by us for reasons other than cause or by the executive for good reason, our NEOs would have been eligible to receive the payments set forth in the table below. These payments include amounts earned through such time and are only estimates of the amounts that would be paid to these executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Active Power.

If their employment had been terminated on December 31, 2014 by us for reasons other than cause or by the executive for good reason of Active Power, our NEOs would have been eligible to receive the payments set forth in the table below. These payments include amounts earned through such time and are only estimates of the amounts that would be paid to these executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Active Power. The benefits payable in connection with a termination following a change in control as of December 31, 2014, would have been the same since, as set forth in footnote 1 below, all outstanding equity awards were underwater at such time.

POTENTIAL PAYMENTS UNDER TERMINATION ARRANGEMENTS AND CHANGE IN CONTROL

	Salary	Benefits	Accrued Vacation Pay	Accelerated Vesting of Restricted Stock	Accelerated Vesting of Stock Options [1]	Total

Mark A. Ascolese	$450,000	$12,822	$-	$-	$-	$462,822

James A. Powers	$280,000	$12,822	$-	$-	$-	$292,822

Randall J. Adleman	$125,000	$6,411	$-	$-	$-	$131,411

[1] Accelerated vesting has no value because the outstanding equity awards were under water as of December 31, 2014. In general, options may be exercised only within three months of termination of employment.

In 2014, our non-employee directors received the following fees for their service as a director:

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash $	Stock awards $	Option awards $	Total compensation
			[1]

Mark A. Ascolese	included in executive compensation table

Ake Almgren	$54,000		$27,774	$81,774

T. Patrick Kelly [2]	$63,374		$27,774	$91,148

James E. J. deVenny III [2]	$44,000		$27,774	$71,774

Robert S. Greenberg [2]	$50,000		$27,774	$77,774

Stephen J. Clearman [3]	$-		$-	$-

Jan H. Lindelow [4]	$22,355		$-	$22,355

total - all directors	$233,729	$-	$111,096	$344,825

[1] Reflects the dollar amounts recognized for financial statement purposes for the fiscal year ended December 31, 2014, in accordance with the FASB ASC 817, excluding the impact of estimated forfeitures related to service-based vesting.

[2] On February 14, 2014, the Board approved compensation for the members of the committee which conducted an independent investigation. The compensation amounts were $20,000 for the committee chairperson (Mr. Kelly) and $8,000 for the other members of the committee (Messrs. deVenny and Greenberg).

[3] Mr.Clearman declined to receive director compensation (cash or equity) in 2014.

[4] Mr. Lindelow was a board member until May 28, 2014.

The following table shows the aggregate number of option awards outstanding for each of our directors as of December 31, 2014, as well as the number of shares underlying option awards during 2014 and the grant date fair value of option grants made to directors during 2014:

	Aggregate number of options outstanding at December 31, 2014	option awards made during 2014	Grant date fair value of option awards made during 2014

Mark A. Ascolese	included in executive compensation table

Ake Almgren	72,000	15,000	$27,774

T. Patrick Kelly	33,000	15,000	$27,774

James E. J. deVenny III	54,000	15,000	$27,774

Robert S. Greenberg	51,000	15,000	$27,774

Jan H. Lindelow [1]	45,400	-	$-

Stephen J. Clearman [2]	-	-	$-

Total - all directors	255,400	60,000	111,096

[1] Mr. Lindelow was a board member until May 28, 2014.

[2] Voluntarily relinquished all director compensation.

Overview of Director Compensation and Procedures

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the amount of time that directors expend in fulfilling their duties to us as well as the skill level required to serve as a member of the Board.

Service	Annual Fee
Director fee	$30,000
Chairman of the Board fee	$20,000
Audit Committee participation fee	$4,000
Audit Committee chairperson (in addition to fee for serving on the Audit Committee)	$8,000
Compensation Committee participation fee	$4,000
Compensation Committee chairperson (in addition to fee for serving on the Compensation Committee)	$6,000
Nominating & Corporate Governance Committee participation fee	$2,000
Nominating & Corporate Governance Committee chairperson (in addition to fee for serving on the Nominating & Corporate Governance Committee)	$1,000

All of the above fees are paid to directors on a quarterly basis in arrears. When the Board appoints a special committee, additional compensation may be paid to those directors who serve on the special committees.

On the date of our 2014 Annual Meeting of Stockholders, each non-employee director who continued to serve as a non-employee director was automatically granted an option to purchase 15,000 shares of common stock. Under this program, on May 28, 2014, each of Messrs. Almgren, deVenny, Greenberg and Kelly received an option to purchase 15,000 shares of common stock with an exercise price of $2.79 per share, the closing sale price of our common stock on The Nasdaq Capital Market on the date of our 2014 Annual Meeting. Mr. Clearman declined to receive director compensation (cash or equity) for 2014. In connection with the revised non-employee director compensation policy (described below), starting with the 2015 Annual Meeting of Stockholders each non-employee director who continues to serve as a non-employee director will be automatically granted an option to purchase 30,000 shares of common stock. Annual awards fully vest on the day immediately prior to the next annual meeting of stockholders.

Starting on February 13, 2015, new non-employee directors are automatically awarded an option to purchase a pro-rata portion of 30,000 shares under our 2010 Plan upon joining the Board. Under this program, on February __, 2015, Mr. Gross received an option to purchase 7,500 shares of common stock with an exercise price of $____ per share, the closing sale price of our common stock on The Nasdaq Capital Market on February __, 2015.

In early 2015, the Compensation Committee completed a review of our non-employee director compensation policies and procedures, with assistance from Radford to provide benchmarking data on comparable companies. As a result of this review, the Compensation Committee recommended, and the Board subsequently approved on February 13, 2015, changes to the equity compensation for the non-employee members of our Board. The equity compensation issued when a non-employee director first joins the Board was changed from 20,000 option shares to a pro-rata portion of 30,000 option shares based on 12 months divided by the number of months remaining from the appointment month until the next annual meeting of stockholders, inclusive. Options granted to new directors under our revised program have an exercise price per share equal to the fair market value per share of the underlying shares of common stock at the date of grant and fully vest in one year. In addition, the equity compensation issued on an annual basis to a non-employee director was increased from 15,000 option shares to 30,000 option shares. No changes were made to the cash compensation for the non-employee members of our Board.

Directors who are also our employees do not receive cash or equity compensation for service on the Board in addition to their compensation payable for their service as our employees.

Indemnification Agreements

Our certificate of incorporation limits the liability of our directors to us and our stockholders for breaches of the directors’ fiduciary duties to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We also maintain directors’ and officers’ liability insurance and have entered into indemnification agreements with all of our directors and our NEOs.

Certain Relationships

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. This would encompass all transactions with directors, immediate family members of our directors and executive officers, or any entities that such persons may have ownership or employment relationships with. A report is made annually to our Audit Committee disclosing all related parties that are employed by us or any related party transactions or relationships that occurred during the year, if any. There were no reportable related party transactions or relationships during 2014.

PROPOSAL TWO: NON-BINDING ADVISORY VOTE TO
APPROVE EXECUTIVE OFFICER COMPENSATION

We are providing our stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying tables in this Proxy Statement. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program.

Our goal for our executive compensation program is to attract and retain exceptional individuals as executive officers who will provide leadership for our success in dynamic, competitive markets. We seek to accomplish this goal in a way that is aligned with the long-term interests of our stockholders and suitably rewards our executives based on performance. We believe that our executive compensation program achieves this goal with its emphasis on long-term equity awards and performance-based compensation, which has to date, enabled us to sufficiently motivate and reward our named executive officers.

We encourage our stockholders to approve the compensation of our named executive officers as disclosed above in the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.

Accordingly, the following resolution will be submitted to our stockholders for approval at the Annual Meeting:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S‑K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement, is hereby approved.”

As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders, and to the extent that a significant percentage of votes are cast against the compensation of our Named Executive Officers, the Compensation Committee will determine whether any actions are necessary to address the concerns reflected in such votes.

This proposal will be approved upon the affirmative vote of the holders of a majority of the Votes Cast on the proposal at the Annual Meeting. Broker non-votes and abstentions will not be considered “Votes Cast” with respect to this proposal and will have no effect.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As disclosed in its charter, the Audit Committee is responsible for selecting the Company’s independent registered public accounting firm, reviewing that selection with the Board of Directors, approving all related fees and compensation for the accounting firm, and overseeing the work of the firm. In accordance with its charter, the Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2015. The Audit Committee is asking the stockholders to ratify this appointment. Grant Thornton LLP has served in this capacity since their appointment in 2010.

In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Active Power and our stockholders.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, where he or she will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees incurred by Grant Thornton LLP

The following table presents fees for professional services rendered by Grant Thornton LLP and billed to us for the audit of our annual financial statements and review of our interim quarterly financial statements for the years ended December 31, 2014 and 2013, respectively, and fees for other services billed by Grant Thornton LLP during those periods

Fees	2014	2013

Audit fees	$282,725	$251,000

Audit-related fees	$-	$87,500

Tax fees	$25,236	$-

All other fees	$-	$-

Total	$307,961	$338,500

Audit Fees. Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in our Form 10-K, the quarterly reviews of financial statements included in our Forms 10-Q, Form S-8 and Form S-3 consent procedures and audit and testing of our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Audit-related services include fees for consultations concerning financial accounting and reporting matters and responding to SEC comments. Audit-related fees are disclosed as those audit-related fees paid during the specified fiscal year.

Tax Fees. We used Grant Thornton LLP for tax-related activities in foreign jurisdictions in 2014 and 2013.

All Other Fees. All other fees include amounts billed by Grant Thornton LLP in connection with consultation on accounting matters addressed during the audit or interim reviews.

Pre-Approval Policies

The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services, including those set forth in the table above. The Chairman of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. Our independent registered public accounting firm and management are required to report to the Audit Committee periodically regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Required Vote and Recommendation of the Board

The affirmative vote of the holders of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Abstentions will not be considered “Votes Cast” with respect to this proposal and will have no effect.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL FOUR: APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER

The stockholders are being asked to approve the amendment and restatement of the Company’s amended and restated 2010 Equity Incentive Plan (the “Plan”) to add 3 million shares to the total number of shares of the Company’s common stock reserved for issuance under the Plan and to make certain technical and administrative changes. Our stockholders initially authorized us to issue under the Plan a total of (i) 420,000 shares, plus (ii) any shares which have been reserved but not issued pursuant to any awards granted under the 2000 Plan and (iii) any shares subject to outstanding awards under the 2000 Plan expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by the Company, up to a maximum of 1,127,888 shares pursuant to this subsection (iii). The Plan was amended and restated by the stockholders on May 17, 2012 to add 1,700,000 shares to the total number of shares of the Company’s common stock reserved for issuance under the Plan. As of December 31, 2014, a total of 2,409,590 shares of our common stock were subject to awards currently outstanding under the Plan and 1,052,318 shares of our common stock were available for future issuance. If this proposal is approved by our stockholders, an additional 3 million shares of our common stock will be available for issuance on the date of such approval. All common stock numbers described in this proposal and that are reflected in the amended and restated plan have been adjusted to reflect the five-for-one reverse stock split that occurred on December 21, 2012.

The Board believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company. The Board believes that stockholder approval of the amendment is essential to the Company’s continued success as the additional shares will be an important factor in attracting, retaining and rewarding highly capable employees, directors, and consultants and in providing incentive to these individuals to promote the success of the Company. If our stockholders approve the amendments, we estimate that the shares reserved for issuance under the Plan, as amended and restated, would be sufficient for several additional years of awards, depending on projected new employee growth and turnover, and assuming we continue to grant awards consistent with our historical usage and current practices. However, the share reserve under the Plan, as amended and restated, could last for a longer or shorter period of time.

In connection with the approval of the amendment and restatement, stockholders are also being asked to approve the material terms of the performance goals for performance awards that may be granted under the Plan. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), the federal income tax deductibility of compensation paid to our chief executive officer and three other most highly compensated officers other than our chief executive officer or chief financial officer (each, a “Covered Employee”) may be limited to the extent such Covered Employee’s compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to a Covered Employee in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). For awards under the Plan to constitute “performance-based compensation,” among other things, the material terms of the performance goals under the Plan must be disclosed to, and approved by, the Company’s stockholders. Under the Treasury regulations issued under Section 162(m), the “material terms” of the performance goals under the Plan (“Performance Goal Terms”) are (i) the maximum amount of compensation that may be paid to an individual participant under the Plan pursuant to awards intended to qualify as “performance-based compensation” under Section 162(m) in any specified period, (ii) the employees eligible to receive compensation under the Plan, and (iii) the business criteria on which the performance goals may be based, each of which is described in the summary of the material features of the Plan below. Stockholder approval of this Proposal Four will constitute approval of the material terms of the performance goals under the Plan for purposes of Section 162(m). Nevertheless, there can be no guarantee that compensation under the Plan will ultimately be treated as qualified “performance-based compensation” under Section 162(m). The Company may also elect to grant awards under the Plan that are not intended to qualify as “performance-based compensation” under Section 162(m).

If this Proposal Four is not approved by our stockholders, the proposed amendment and restatement to the Plan will not become effective, but the Plan will remain in effect in accordance with its present terms. Please see the section titled “Summary of the Plan” below for a summary of the principal features of the Plan and its operation, including a description of the amended and restated Plan if stockholders approve Proposal Four.

Summary of the Plan (including proposed amendments)

The essential features of the Plan, as amended in accordance with the proposed amendment, are summarized below. The summary is qualified in its entirety by reference to the Plan set forth in Appendix A.

General

The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and performance units.

Authorized Shares

As amended, the total number of authorized shares under the Plan will include (i) the 2,120,000 shares previously authorized, (ii) the 3,000,000 newly authorized shares, (iii) any shares which have been reserved but not issued pursuant to any awards granted under the Company’s 2000 Stock Incentive Plan, as amended (the “Old Plan”) as of the date of the initial stockholder approval of the Plan, plus (iv) the number of shares subject to outstanding awards under the Old Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by the Company (up to a maximum of 1,127,888 shares pursuant to this subsection (iv)). If any award granted under the Plan expires, lapses or becomes unexercisable without having been exercised in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company due to failure to vest, any such shares that are reacquired or subject to such a terminated award will again become available for issuance under the Plan.

Shares subject to awards of restricted stock, restricted stock units, performance shares and performance units (collectively, “Full Value Awards”) will count against the Plan’s share reserve as 1.25 shares for each share subject to such award. If shares acquired pursuant to Full Value Awards are forfeited or repurchased by the Company and would otherwise return to the share reserve as described above, then 1.25 times the number of shares forfeited or repurchased will return to the share reserve.

Upon the exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the award exercised will cease to be available under the Plan. If shares issued pursuant to restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the Plan. Shares used to pay the exercise price or purchase price of an award and/or to satisfy the tax withholding obligations of an award will not remain available for issuance under the Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the Plan.

Adjustments to Shares Subject to the Plan

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s common stock, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares that may be delivered under the Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations.

Administration

The Plan will be administered by the Board or a committee of individuals satisfying applicable laws appointed by the Board (the “Committee”). To make grants to certain officers and key employees of the Company, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary of the Plan, the term “Administrator” will refer to either the Committee or the Board.)

Subject to the terms of the Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the Plan and outstanding awards. The Administrator cannot (x) modify or amend an option or a stock appreciation right to reduce the exercise price of such option or stock appreciation right after it has been granted (other than pursuant to certain changes in the Company’s capitalization), or (y) cancel any outstanding option or stock appreciation right and immediately replace it with a new option or stock appreciation right with a lower exercise price, unless such action is approved by the Company’s stockholders before such action is taken. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the Plan.

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any affiliate of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of January 31, 2015, the Company had approximately 209 employees, five directors, and three consultants who would be eligible to participate in the Plan.

Stock Options

Each option granted under the Plan will be evidenced by a written agreement between the Company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan.

The exercise price per share of each option may not be less than the fair market value of a share of on the date of grant except for certain substitute awards that may be granted in connection with a corporate transaction. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. Generally, the fair market value of the common stock is the closing sales price per share on the date of grant as quoted on The Nasdaq Stock Market. On February 13, 2015, the closing price of the Company’s common stock on The Nasdaq Stock Market was $1.86 per share.

The Plan provides that the option exercise price may be paid, as determined by the Administrator, in cash, by check, by tender of shares having a fair market value equal to the exercise price, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option (a “cashless exercise”), by a net exercise, by a reduction in any Company liability to the participant, by any combination of the foregoing, or by such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that options will have a maximum term of 10 years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years.

The Administrator will determine and specify in each written award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (i) three months following his or her termination for reasons other than death, disability or misconduct, and (ii) 12 months following his or her termination due to disability or following his or her death while holding the option. If a participant is terminated for misconduct (as defined in the Plan) or engages in misconduct while holding an option, the option will terminate immediately. An award agreement may also provide that if exercising an option following termination of a participant’s service (other than upon death or disability) would result in liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (“Section 16(b)”), then the option will terminate 10 days after the last date on which exercise would result in liability under Section 16(b). An award agreement may also provide that if exercising an option following termination of a participant’s service (other than upon death or disability) would be prohibited solely due to a violation of registration requirements under the Securities Act of 1933, as amended, then the option will terminate three months after termination of the participant’s service during which exercising the option would not violate such registration requirements. However, in no event can an option be exercised after the expiration of the term of the option.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the Plan will be evidenced by a written agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant except for certain substitute awards that may be granted in connection with a corporate transaction. The Company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be no more than 10 years from the date of grant. A stock appreciation right will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings. Additionally, the terms and conditions relating to the period of post-termination exercise with respect to options described above also apply to stock appreciation rights.

Restricted Stock Awards

Awards of restricted stock are shares of common stock subject to restrictions which lapse in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written agreement between the Company and the participant specifying the number of shares granted and the other terms and conditions of the award, consistent with the requirements of the Plan. Restricted stock awards may be subject to vesting conditions as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and, unless otherwise determined by the Administrator, to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive shares or a cash payment at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the Plan will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the Plan. Unless otherwise determined by the Administrator, Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned restricted stock units will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator may establish vesting criteria in its discretion, which may be based on company-wide, divisional or individual goals, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants.

After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the Plan. Each award of performance shares or units granted under the Plan will be evidenced by a written agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator may establish performance objectives in its discretion, which may be based on company-wide, divisional or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion, and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.

After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares and accelerate the time at which any restrictions will lapse or be removed. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Performance Goals

Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Plan intended to constitute “performance-based compensation” under Code Section 162(m) may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement including: cash flow, cash position, earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), earnings per share, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, net income, net profit, net sales, operating cash flow, operating income, revenue, revenue growth, stock price and working capital. The performance goals may differ from participant to participant and from award to award, may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. Any criteria used may be measured in absolute terms or in terms of growth, compared to other companies, measured against the market as a whole or and/or according to applicable market indices, measured against the Company as a whole or a segment of the Company, and/or measured on a pre-tax or post-tax basis, if applicable. In all other respects, such performance goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to issuance of an award and applied consistently with respect to the performance goal for the relevant period. Awards not intended to constitute “performance-based compensation” under Code Section 162(m) may be subject to such performance criteria as determined by the Administrator.

Individual Award Limitations

The Plan contains annual grant limits intended to satisfy Section 162(m). Specifically, the maximum number of shares which could be issued to any one individual in any fiscal year (i) pursuant to options is 300,000 shares, (ii) pursuant to stock appreciation rights is 300,000 shares, (iii) pursuant to restricted stock intended to constitute “performance-based compensation” under Code Section 162(m) is 100,000 shares, (iv) pursuant to restricted stock units intended to constitute “performance-based compensation” under Code Section 162(m) is 100,000 shares, and (iv) pursuant to performance shares intended to constitute “performance-based compensation” under Code Section 162(m) is 100,000 shares, and (v) the maximum dollar value which could be issued to any one individual in any fiscal year pursuant to the grant of performance units intended to constitute “performance-based compensation” under Code Section 162(m) is $1,000,000. In addition, in connection with his or her initial hiring with the Company, an individual may be granted additional awards of up to a maximum of (a) 500,000 shares covering options, (b) 500,000 shares covering stock appreciation rights, (c) 150,000 shares covering restricted stock intended to constitute “performance-based compensation” under Code Section 162(m), (d) 150,000 shares covering restricted stock units intended to constitute “performance-based compensation” under Code Section 162(m), (e) 150,000 shares covering performance shares intended to constitute “performance-based compensation” under Code Section 162(m), and (f) $1,500,000 covering performance units intended to constitute “performance-based compensation” under Code Section 162(m).

The Administrator will adjust the share limitations described in the above paragraph in the event of any adjustment to the Company’s shares discussed above (under “Adjustments to Shares Subject to the Plan”).

Transferability of Awards

Awards granted under the Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant in writing as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The Plan provides that, in the event of a merger or our “change in control” (as defined in the Plan), the Administrator will have authority to determine the treatment of outstanding awards in its discretion, including, without limitation, that:

•	awards be assumed or substantially equivalent award substituted by the acquiring or succeeding corporation or its affiliate;
•	awards will terminate upon or immediately prior to consummation of such transaction, upon providing written notice to the participant;
•	outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such transaction and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of the transaction;

•	an award will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon exercise of the award or realization of the participant’s rights as of the date of the transaction, or an award be replaced with other rights or property selected by the Administrator in its sole discretion; or
•	any combination of the foregoing.

If the successor corporation does not assume or substitute outstanding awards, the options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock, restricted stock units, performance shares and performance units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. The Administrator will not be required to treat all outstanding awards the same in the transaction. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Termination or Amendment

The Plan will automatically terminate 10 years from the date of its adoption by the Board of Directors, unless terminated at an earlier time by the Administrator. The Administrator may terminate or amend the Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No termination or amendment may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares or cash issued to such participant upon settlement. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) and applicable guidance.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Because all awards under the Plan are discretionary, other than the director awards described under “Director Compensation,” it is not possible to determine which awards would have been granted during the prior fiscal year had the Plan been in effect at that time. Therefore, a “New Plan Benefits Table” is not provided in this proxy. The following table sets forth, as of December 31, 2014, (i) the aggregate number of shares of common stock subject to outstanding awards granted under the Plan, and (ii) the average per share exercise price of such options. No shares were issued pursuant to awards of stock appreciation rights under the Plan during the last fiscal year.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price

Mark A. Ascolese	340,000	$2.91

Randall J. Adleman	200,000	$2.91

James A. Powers, CFO and VP of Finance	175,000	$3.39

Jason P. Rubin, Vice President Manufacturing	0	$0

All executive officers, as a group	715,000	$3.20

All directors who are not executive officers, as a group	191,400	$4.68

All employees who are not executive officers, as a group	1,057,584	$4.34

Required Vote and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the Votes Cast at the Annual Meeting is required to approve the adoption of the amended and restated Plan. Abstentions and broker non-votes are not considered “Votes Cast” with respect to this proposal and will have no effect. The Board of Directors believes that the adoption of the Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATMENT OF THE PLAN AND APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS THEREUNDER.

PROPOSAL FIVE: TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

We are asking you to approve an amendment to our Restated Certificate of Incorporation (“Restated Certificate”) to declassify our Board such that each director will be elected annually. Our current Restated Certificate provides that our Board be divided into three classes, with each class elected every three years. Our Board has unanimously approved and declared advisable, and recommends that our stockholders approve, the proposed amendment to our Restated Certificate eliminating the classified structure of the Board and making certain conforming changes (“Declassified Board Amendment”). The complete text of the Declassified Board Amendment is attached to this Proxy Statement as Appendix B and incorporated into this Proxy Statement by reference.

Background of Proposal

The Board's consideration of whether to maintain its classified Board structure was undertaken as part of the efforts of our Board and our Nominating and Corporate Governance Committee to improve and enhance our corporate governance practices. Our Board and Nominating and Corporate Governance Committee considered the advantages and disadvantages of maintaining the classified Board structure compared to providing for an annual election of directors. In particular, our Board and our Nominating and Corporate Governance Committee considered the view of some that classified boards reduce the accountability of directors to stockholders because stockholders are unable to evaluate and elect all directors on an annual basis. Director elections are a primary means for stockholders to express their views on the performance of individual directors, and a classified board structure affords stockholders this opportunity only once every three years for any particular director.

Our Board and our Nominating and Corporate Governance Committee also considered the benefits of retaining the classified Board structure, which has a long history in corporate law. A classified structure is considered by some to provide continuity and stability in the management of the business and affairs of a company because a majority of directors will have prior experience as directors of a company. In some circumstances, classified boards may enhance stockholder value by forcing an entity seeking control of a company to initiate discussions at arm's-length with the board of the company, because the entity cannot replace the entire board in a single election.

After deliberating the considerations noted above, upon the recommendation of our Nominating and Corporate Governance Committee, our Board unanimously determined that it is in the best interests of Active Power and its stockholders to eliminate the classified Board structure as proposed.

Declassification of our Board of Directors

If the stockholders approve this proposal, each of the four directors (comprising all of the Class III Directors and one Class II Director) who are elected this year will be elected for a one-year term that will expire at the 2016 Annual Meeting. In addition, the Class II Director whose term would otherwise expire in 2017 has agreed to voluntarily relinquish the third year of his existing three-year term upon approval of this proposal. Consequently, if this proposal is approved by the stockholders, the entire Board of Directors will be subject to election at the 2016 Annual Meeting and at every annual meeting thereafter.

If the stockholders do not approve this proposal, the Board will remain classified and the Company’s directors will continue to be subject to the current classifications pursuant to the Company’s governing documents.

Text of the Amendment

The proposed Declassified Board Amendment is set forth in Appendix B to this Proxy Statement. If this proposal is approved by our stockholders, we will amend our Restated Certificate to reflect the revisions contemplated by this proposal as set forth in Appendix B and the resulting amended Restated Certificate will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the Annual Meeting. Additionally, the Board has resolved to amend the bylaws of the Company if this proposal is approved by our stockholders, by deleting Section 4.1(b) in order to eliminate the classified board provisions contained in the Bylaws and by making certain conforming changes.

Required Vote and Recommendation of the Board

The affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock is needed to approve this proposal. Therefore, the failure to vote, either by proxy or in person, will have the same effect as a vote against this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DECLASSIFIED BOARD AMENDMENT TO DECLASSIFY THE BOARD AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of February 2, 2015 (unless otherwise indicated), by:

•	each person known by us to be a beneficial owner of five percent (5%) or more of our common stock;

•	each current director;

•	each named executive officer; and

•	all current directors and executive officers as a group.

Our common stock is the only class of voting securities outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Except as indicated in the notes following the table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 23,157,509 shares of common stock outstanding as of February 2, 2015. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days following February 2, 2015 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person or entity.

Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Named Executive Officers and Directors

Mark A. Ascolese	115,400	*
James A. Powers	57,749	*
Randall J. Adleman	80,000	*
Ake Almgren	121,300	*
Robert S. Greenberg	59,760	*
Peter Gross	-	*
James E. J. deVenny III	89,000	*
T. Patrick Kelly	45,666	*
Stephen J. Clearman	3,530,597	15.2%
Jan H. Lindelow (until May 28, 2014)	6,200	*

All current directors and executives as a group (9 persons)	4,105,672	17.7%

Other 5% stockholders:

Kinderhook Partners, L.P.	3,526,597	15.2%
Laurence W. Lytton	2,111,293	9.1%
Pacific View Asset Management (UK) LLP	1,933,549	8.3%
Joshua Ruch	1,286,429	5.6%

* Less than one percent of the outstanding common stock

Notes Regarding Beneficial Ownership Table:

•	The address for all officers and directors is c/o Active Power, Inc., 2128 W. Braker Lane, BK 12, Austin, Texas 78758.

•	Mark A. Ascolese. Includes 30,400 shares of outstanding common stock and 85,000 shares of common stock issuable upon exercise of options within 60 days of February 2, 2015.

•	James A. Powers. Includes 14,000 shares of outstanding common stock and 43,750 shares of common stock issuable upon exercise of options within 60 days of February 2, 2015.

•	Randall J. Adleman. Includes 30,000 shares of outstanding common stock and 50,000 shares of common stock issuable upon exercise of options within 60 days of February 2, 2015.

•	Ake Almgren. Includes 58,300 shares of outstanding common stock and 63,000 shares of common stock issuable upon exercise of options within 60 days of February 2, 2015.

•	Robert S. Greenberg. Includes 23,760 shares of outstanding common stock and 36,000 shares of common stock issuable upon exercise of options within 60 days of February 2, 2015.

•	Peter Gross. Does not own any shares of outstanding common stock as of February 2, 2015, or shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days following February 2, 2015.

•	James E. J. deVenny III. Includes 32,000 shares of outstanding common stock held directly, 12,000 shares held of record indirectly by JD Investments Defined Benefit Plan, 3,000 shares held by his spouse, and 42,000 shares of common stock issuable upon exercise of options within 60 days of February 2, 2015.

•	T. Patrick Kelly. Includes 35,000 shares of outstanding common stock and 6,666 shares of common stock issuable upon exercise of options within 60 days of February 2, 2015.

•	Stephen J. Clearman. Consists of 3,526,597 shares of common stock held of record by Kinderhook Partners, LP (“Kinderhook”) and 4,000 shares of outstanding common stock held by Mr. Clearman. Mr. Clearman agreed to remit any proceeds from the sale of the 4,000 shares to Kinderhook. Accordingly, Mr. Clearman disclaims beneficial ownership of all shares except to the extent of his pecuniary interest, if any, therein.

•	All current directors and executive officers as a group. Includes 3,767,057 shares of outstanding common stock and 326,416 shares of common stock issuable upon exercise of options within 60 days after February 2, 2015.

•	Kinderhook Partners, LP. Based on a Schedule 13D/A filed with the SEC on February 26, 2013, reported that it had shared voting power and shared dispositive power over 3,526,597 shares of common stock as of January 3, 2013, and that its address was 2 Executive Drive, Suite 585, Fort Lee, NJ 07024. Mr. Clearman is the chief principal at Kinderhook Partners, LP and therefore his shares shown also include these shares in his total.

•	Laurence W. Lytton. Based on a Schedule 13G/A filed with the SEC on February 13, 2015 Mr. Lytton reported that he had (i) sole voting power and sole dispositive power over 2,042,705 shares of common stock, and (ii) shared voting power and shared dispositive power over 68,588 shares of common stock, as of December 31, 2014, and that his address is 262 Harbor Drive, Stamford, Connecticut 06902.

•	Pacific View Asset Management (UK) LLP. Based on a Schedule 13G/A filed with the SEC on February 13, 2015, reported that it had shared voting power and shared dispositive power over 1,933,549 shares of common stock as of December 31, 2014, and that its address is North Hall Farm Road, North Hall Road, Quendon, Essex, United Kingdom CB113XP.

•	Joshua Ruch. Pursuant to a Schedule 13G/A filed with the SEC on February 5, 2013, Mr. Ruch reported that he had that he had sole voting power and sole dispositive power over 1,286,429 shares of common stock as of February 5, 2013. Mr. Ruch is a citizen of the United States and of the Republic of South Africa, with his business address at 4 Dune Road, East Quogue, New York 11942.

CERTAIN TRANSACTIONS

Employment agreements. For information regarding the employment agreements we have with our named executive officers, please see the “Employment Arrangements with Executive Officers” section of our Compensation Discussion and Analysis, above.

Stock options granted to executive officers and directors. For more information regarding the grant of stock options to executive officers and directors in 2014, please see the table “Fiscal 2014 Grants of Plan-based Awards” and the footnotes thereto included in our Compensation Discussion and Analysis, above.

Termination of employment and change in control arrangements. For information regarding the employment agreements we have with our named executive officers, please see the “Employment Arrangements with Executive Officers” section of our Compensation Discussion and Analysis, above.

Indemnification and insurance. Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance. In addition, our certificate of incorporation limits the personal liability of our Board members for breaches of their fiduciary duties.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that, as of December 31, 2014, may be issued upon the exercise of options and rights under the following existing equity compensation plans (which are all of our equity compensation plans as of December 31, 2014):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	2,409,590	$4.30	1,052,318
Equity Compensation Plans Not Approved by Stockholders	-	-	-
Total	2,409,590	$4.30	1,052,318

NO INCORPORATION BY REFERENCE OF CERTAIN
PORTIONS OF THIS PROXY STATEMENT

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such reports be incorporated by reference into any future filings made by us under those statutes.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Active Power's directors, executive officers, and 10% or greater stockholders to file forms with the SEC to report their ownership of Active Power shares and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to Active Power. We have reviewed all such forms provided to us and based solely on that review, Active Power believes that all reports for our executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

ANNUAL REPORT

A copy of our Annual Report to Stockholders for 2014 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

ANNUAL REPORT ON FORM 10‑K

We filed an Annual Report on Form 10‑K with the Securities and Exchange Commission on March ___, 2015. Stockholders may obtain a copy of this report, without charge, by writing to the attention of Investor Relations, at our principal executive offices, located at 2128 W. Braker Lane, BK 12, Austin, Texas 78758.

APPENDIX A

ACTIVE POWER, INC.

AMENDED AND RESTATED
2010 EQUITY INCENTIVE PLAN

1.             Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.

2.             Definitions. As used herein, the following definitions will apply:

(a)           “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c)           “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)           “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(e)           “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)           “Board” means the Board of Directors of the Company.

(g)           “Change in Control” means the occurrence of any of the following events:

(i)           Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)           Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)           Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(g), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction shall not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h)           “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i)           “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j)           “Common Stock” means the common stock of the Company.

(k)           “Company” means Active Power, Inc., a Delaware corporation, or any successor thereto.

(l)           “Consultant” means any person, including an advisor, engaged by the Company or its Affiliates to render services to such entity other than as an Employee.

(m)           “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m)           of the Code.

(n)           “Director” means a member of the Board.

(o)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p)           “Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price is reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks are reported); or

(iii)           In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(s)           “Fiscal Year” means the fiscal year of the Company.

(t)           “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)           “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any intentional wrongdoing by such person, whether by omission or commission, which adversely affects the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. This shall not limit the grounds for the dismissal or discharge of any person in the service of the Company (or any Parent or Subsidiary).

(v)           “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)           “Option” means a stock option granted pursuant to the Plan.

(y)           “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e)           of the Code.

(z)           “Participant” means the holder of an outstanding Award.

(aa)         “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(bb)         “Performance Period” means any Fiscal Year of the Company or such longer or shorter period as determined by the Administrator in its sole discretion.

(cc)         “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(dd)         “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ee)         “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff)           “Plan” means this 2010 Equity Incentive Plan, as amended from time to time.

(gg)         “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(hh)         “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii)           “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(jj)           “Section 16(b)” means Section 16(b) of the Exchange Act.

(kk)          “Service Provider” means an Employee, Director or Consultant.

(ll)           “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(mm)       “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(nn)        “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.             Stock Subject to the Plan.

(a)           Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is equal to the sum of (i) 5,120,000 Shares, (ii) any Shares which have been reserved but not issued pursuant to any awards granted under the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) as of the date of stockholder approval of this Plan, plus (iii) any Shares subject to stock options or similar awards granted under 2000 Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 2000 Plan that are forfeited to or repurchased by the Company (up to a maximum of 1,127,888) Shares pursuant to this subsection (iii)). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)           Full Value Awards. Any Shares subject to Awards of Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares will be counted against the numerical limits of this Section 3 as 1.25 Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 1.25 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c)           Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full or, with respect to an Award of Restricted Stock Units, Performance Units or Performance Shares, is terminated due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the unissued Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon the exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan under this Section 3(c).

(d)           Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.             Administration of the Plan.

(a)           Procedure.

(i)           Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)           Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)           Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)           Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)           Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)           to determine the Fair Market Value;

(ii)           to select the Service Providers to whom Awards may be granted hereunder;

(iii)           to determine the number of Shares to be covered by each Award granted hereunder;

(iv)           to approve forms of Award Agreements for use under the Plan;

(v)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)           to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(viii)           to modify or amend each Award (subject to Section 20(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(e) regarding Incentive Stock Options). Notwithstanding the previous sentence, the Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15), and neither may the Administrator cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price, unless such action is approved by stockholders prior to such action being taken. Further, the Administrator may not offer to buy out for a payment in cash an Option or Stock Appreciation Right after it has been granted (except with respect to any payments made pursuant to Section 15), unless approved by the Company’s stockholders prior to making any such offer;

(ix)           to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 16;

(x)           to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)           to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(xii)           to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)           No Liability. Under no circumstances shall the Company, its Affiliates, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Affiliates’, the Administrator’s or the Board’s roles in connection with the Plan.

5.             Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

6.             Stock Options.

(a)           Grant of Stock Options. Subject to the terms and conditions of the Plan, an Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)           Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options covering more than 300,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Options covering up to an additional 500,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(c)           Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Options granted under the Plan, provided, however, that the exercise price will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an employee of the Company or any Parent or Subsidiary of the Company who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and the Treasury Regulations thereunder.

(d)           Option Agreement.

(i)           Terms and Conditions. Each Option grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the acceptable forms of consideration for exercise (which may include any form of consideration permitted by Section 6(d)(ii), the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(ii)           Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may include, but is not limited to:

(1)           cash;

(2)           check;

(3)           other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company;

(4)           by net exercise;

(5)           consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(6)           a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(7)           such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(8)           any combination of the foregoing methods of payment.

(e)           Term of Option. An Option granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten years from the date of grant thereof or such shorter period as may be required to avoid additional taxes under Section 409A of the Code. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(f)           Exercise of Option.

(i)           Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)           Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death, Disability or Misconduct, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)           Misconduct of Participant. If a Participant’s termination occurs as a result of Misconduct or if a Participant engages in Misconduct while his or her Options are outstanding, then all such Options shall terminate immediately and cease to be outstanding.

(iv)           Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)           Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(vi)           Other Termination. A Participant’s Award Agreement also may provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.             Stock Appreciation Rights.

(a)           Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)           Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 300,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 500,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(c)           Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing provisions of this Section 7(c), Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and the Treasury Regulations thereunder.

(d)           Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)           Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f)           Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)           The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)           The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.             Restricted Stock.

(a)           Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)           Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 100,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 150,000 Shares of Restricted Stock. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(c)           Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)           Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)           Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse or be removed.

(f)           Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)           Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)           Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i)           Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.             Restricted Stock Units.

(a)           Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 100,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 150,000 Restricted Stock Units. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(b)           Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c)           Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed.

(d)           Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will not reduce the number of Shares available for grant under the Plan.

(e)           Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f)           Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10.           Performance Units and Performance Shares.

(a)           Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (ii) no Participant will receive more than 100,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 150,000 Performance Shares and additional Performance Units having an initial value up to $1,500,000. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(b)           Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)           Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)           Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share and may accelerate the time at which any restrictions will lapse or be removed.

(e)           Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period, or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)           Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g)           Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11.           Performance-Based Compensation Under Code Section 162(m).

(a)           General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b)           Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including: (i) cash flow, (ii) cash position, (iii) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (iv) earnings per Share, (v) growth in stockholder value relative to the moving average of the S&P 500 Index or another index, (vi) net income, (vii) net profit, (viii) net sales, (ix) operating cash flow, (x) operating income, (xi) revenue, (xii) revenue growth, (xiii) stock price, and (xiv) working capital. Any criteria used may be (A) measured in absolute terms, (B) measured in terms of growth, (C) compared to another company or companies, (D) measured against the market as a whole and/or according to applicable market indices, (E) measured against the performance of the Company as a whole or a segment of the Company and/or (F) measured on a pre-tax or post-tax basis (if applicable). Further, any Performance Goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. The Administrator will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

(c)           Procedures. To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under Section 162(m) of the Code, on or before the Determination Date (i.e., within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.

(d)           Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

(e)           Determination of Amounts Earned. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved. In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m) of the Code, the Committee will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a Change in Control or in the event of a termination of employment following a Change in Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or disability prior to a Change of Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved.

12.           Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

13.           Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise and except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.           Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

15.           Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)           Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10 of the Plan.

(b)           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)           Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger of Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 15(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights that are not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, and Performance Shares/Units not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the merger or Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance objectives (including any Performance Goals) will not be considered assumed if the Company or its successor modifies any of such performance objectives without the Participant’s consent; provided, however, a modification to such performance objectives only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A of the Code, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under Section 409A of the Code.

16.           Tax Withholding.

(a)           Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)           Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17.           No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.           Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.           Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.

20.           Amendment and Termination of the Plan.

(a)           Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)           Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)           Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22.           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23.           Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX B

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
ACTIVE POWER, INC.

Active Power, Inc., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name of this corporation is Active Power, Inc.

SECOND: The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on March 29, 2000. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 7, 2006 and a Certificate of Amendment of Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 21, 2012.

THIRD: Pursuant to Section 242 of the General Corporate Law of the State of Delaware (the “DGCL”), this Certificate of Amendment of Restated Certificate of Incorporation amends and restates Article IX of the Restated Certificate of Incorporation of this corporation to read in its entirety as follows:

“A.           Commencing with the 2016 annual meeting of the stockholders of the Company, the directors of the Company shall be elected annually at each annual meeting of stockholders of the Company to hold office for a term expiring at the next succeeding annual meeting of stockholders. Each director shall hold office until his or her successor shall have been duly elected and qualified, subject to prior death, resignation or removal from office.

B.           Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Company and until his or her successor shall have been duly elected and qualified, subject to prior death, resignation or removal from office.”

FOURTH: This Certificate of Amendment of Restated Certificate of Incorporation has been duly adopted by the board of directors and stockholders of this corporation in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, Active Power, Inc. has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by Mark A. Ascolese, its President and Chief Executive Officer, this ____ day of April, 2015.

ACTIVE POWER, INC.

By:
Mark A. Ascolese,
President and Chief Executive Officer

NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000227326_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR ALL nominees: 1. Election of Directors Nominees 01 Ake Almgren 02 James E. J. deVenny III 03 Robert S. Greenberg 04 Peter Gross ACTIVE POWER, INC. 2128 W. BRAKER LANE, BK12 AUSTIN, TEXAS 78758 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain 2 To approve, by non-binding advisory vote, the executive officer compensation of Active Power, Inc. 3 To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of Active Power, Inc. for the fiscal year ending December 31, 2015.
4 To approve the amendment and restatement of the Active Power, Inc. 2010 Equity Incentive Plan and the material terms of the performance goals thereunder. 5 To amend the Restated Certificate of Incorporation of Active Power, Inc. to declassify the Board of Directors of Active Power, Inc. and provide for the annual election of directors beginning with the 2016 Annual Meeting of Stockholders. NOTE: IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000227326_2 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement & Annual Report is/are available at www.proxyvote.com .
PROXY ACTIVE POWER, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACTIVE POWER, INC. The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders (the “Annual Meeting”) of Active Power, Inc., a Delaware corporation, and the related Proxy Statement dated March __, 2015, the Proxy Card, and the 2014 Annual Report to Stockholders, and appoints Mark A. Ascolese and James A. Powers, each the Proxy of the undersigned, with full power of substitution, to vote all shares of Common
Stock of Active Power, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held April 24, 2015 at 2128 W. Braker Lane, BK12, Austin, Texas 78758, at 8:00 a.m. Central Time, and at any adjournments or postponements thereof, with the same force and effect as if the undersigned was personally present at the Annual Meeting. This proxy, when properly executed, will be voted as directed. If no direction is made on the reverse side, this Proxy will be voted "FOR" the election of all nominees for director and "FOR" proposals two, three, four and five. In their discretion, the Proxies are authorized to vote on any other matters as may properly come before the meeting or any adjournments or postponements thereof. Continued and to be signed on reverse side

ACTIVE POWER, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACTIVE POWER, INC. The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders (the “Annual Meeting”) of Active Power, Inc., a Delaware corporation, and the related proxy statement dated March ___, 2015, the proxy card, and the 2014 annual report to stockholders, and appoints Mark A. Ascolese and James A. Powers, each the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Active Power, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held April 24, 2015 at 2128 W. Braker Lane, BK12, Austin, Texas 78758, at 8:00 a.m. Central Time, and at any adjournments or postponements thereof, with the same force and effect as if the undersigned was personally present at the Annual Meeting. This Proxy, when properly executed, will be voted as directed. If no direction is made on the reverse side, this Proxy will be voted "FOR" the election of all nominees for director and "FOR" proposals two, three, four and five. In their discretion, the Proxies are authorized to vote on any other matters as may properly come before the meeting or any adjournments or postponements thereof. 0000212845_2 R1.0.0.51160